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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of the 1st day of April 1999, by and between Union Bankshares Corporation, a Virginia corporation (the "Company"), and G. William Beale (the "Executive").

                                   WITNESSETH

     WHEREAS, the Executive has heretofore been employed, and currently is rendering services to the Company as President and Chief Executive Officer;

     WHEREAS, the Company considers the continued availability of the Executive's services to be important to the management and conduct of the Company's business and desires to secure for it the continued availability of the Executive's services; and

     WHEREAS, the Executive is willing to make his services available to the Company on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1. Employment. Executive shall be employed as President and Chief Executive Officer of Company. The Executive shall have such duties and responsibilities as are commensurate with such positions and shall also render such other services and duties as may be reasonably assigned to him from time to time by the Company, consistent with his positions as President and Chief Executive Officer of the Company. The Executive hereby accepts and agrees to such employment.

     2. Term of Employment. This Agreement is effective April 1, 1999 (the "Commencement Date") and will continue for a two year term to expire on March 31, 2001; provided that beginning on April 1, 2001 and on each April 1st thereafter (each such April 1st is referred to as the "Renewal Date"), the term of this Agreement will be automatically extended for an additional year from such Renewal Date. This Agreement will not, however, be extended if the Company gives written notice to the Executive of its intent not to renew at least twelve months in advance of a Renewal Date. The last day of such term as so extended from time to time is herein sometimes referred to as the "Expiration Date."

     3.  Compensation and Benefits.

     (a) Base Salary. The Company shall pay the Executive an annual base salary of $170,000 subject to adjustment as provided below (the "Base Salary"), which will be payable in accordance with the payroll practices of the Company applicable to all officers. The Base Salary will be reviewed annually by the Board of Directors and may be adjusted upward or downward in the sole discretion of the Board of Directors. In no event, however, will the Base Salary be less than $170,000.
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     (b) Annual Bonus.  During the term of this Agreement, the Executive may be entitled to receive annual cash bonus payments in such amounts and at such times as may be determined by the Board of Directors of the Company.

     (c) Benefits. During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Company, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Company.

     (d) Business Expenses. The Company shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Company, including, but not by way of limitation, travel expenses car allowance, and memberships in professional organizations, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Company.

     (e) Vacation. The Executive shall be entitled to such number of weeks of vacation per year as shall be established by the Board of Directors of the Company, as modified from time to time, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Company, which approval shall not be unreasonably withheld.

     4.  Termination and Termination Benefits.

  Notwithstanding the provisions of Section 2, the Executive's employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

     (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death; provided, however, that the Company shall continue to pay an amount equal to the Executive's Base Salary to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation) for six (6) months after the date of the Executive's death, at the Base Salary rate in effect on the date of his death, said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

     (b) Disability. The Executive's employment hereunder may be terminated at any time because of the Executive's inability to perform his duties with the Company on a full time basis for 180 consecutive days or a total of at least 240 days in any twelve month period as a result of the Executive's incapacity due to physical or mental illness (as determined by an independent physician selected by the Board); provided, however, that the Company shall provide continued medical insurance in the Company's health plan for the benefit of the Executive for a period of twelve (12) months after the date of such termination.

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     (c) Termination by the Company for Cause. The Executive's employment may be terminated at any time without further liability on the part of the Company effective immediately by a two-thirds vote of the Board of Directors of the Company for Cause by written notice to the Executive setting forth in reasonable detail the nature of such Cause. Only the following shall constitute "Cause" for such termination:

          (i) continued failure by the Executive for reasons other than disability to follow reasonable instructions or policies of the Board of Directors of the Company after being advised in writing of such failure, including specific actions or inaction on the part of the Executive and the particular instruction or policy involved, and being given a reasonable opportunity and period (as determined by the Board of Directors of the Company) to remedy such failure;

          (ii) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company or any subsidiary or affiliate thereof;

          (iii) conviction of a felony or a crime of moral turpitude (or a plea of nolo contendere thereto) or commission of an act of embezzlement or fraud against the Company or any subsidiary or affiliate thereof;

          (iv) any breach by the Executive of a material term of this Agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder as established from time to time by the Board of Directors of the Company;

          (v) dishonesty of the Executive with respect to the Company or any subsidiary or affiliate thereof; or

          (vi) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or any conduct deemed by the Board of Directors of the Company to be immoral or which may bring embarrassment or disrepute to the Company, its good name or status.

     (d) Termination by the Company without Cause. The Executive's employment may be terminated without Cause by a two-thirds vote of the Board of Directors of the Company effective immediately by written notice to the Executive. In the event of termination without Cause, the Executive shall be entitled to the benefits specified in Section 4(f).

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          (e) Termination by the Executive. The Executive may terminate his employment hereunder with or without Good Reason (as defined below) by written notice to the Board of Directors of the Company effective 30 days after receipt of such notice by the Board of Directors. In the event the Executive terminates his employment hereunder for Good Reason, the Executive shall be entitled to the benefits specified in Section 4(f). The Executive shall not be required to render any further services to the Company. Upon termination of employment by the Executive without Good Reason, the Executive shall be entitled to no further compensation or benefits under this Agreement. "Good Reason" shall be (i) the failure by the Company to comply with the provisions of Section 3 or material breach by the Company of any other provision of this Agreement, which failure or breach shall continue for more than 30 days after the date on which the Board of Directors of the Company receives such notice, (ii) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Commencement Date other than as a direct result of the change in control of the Company (which is otherwise addressed herein), or (iii) the requirement by the Company that the Executive be based at any office that is greater than 50 miles from where the Executive's office is located at the Commencement Date.

          (f) Certain Termination Benefits. In the event of termination by the Company without Cause and other than for death or disability, or by the Executive with Good Reason, the Executive shall be entitled to the following benefits:

          (i) For the period subsequent to the date of termination until the Expiration Date, the Company shall continue to pay the Executive a Base Salary (not including any bonus other than any unpaid bonus relating to a fiscal year of the Company completed prior to the date of termination) at the rate in effect on the date of termination, such payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not been terminated.

          (ii) For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive medical and life insurance benefits pursuant to plans made available by the Company to its employees at the expense of the Company to substantially the same extent the Executive received such benefits on the date of termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the date of termination). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Company, with a Base Salary at the rate in effect on the date of termination.

          (iii) The Company's obligation to pay the Base Salary to the Executive pursuant to subsection 4(f)(i) above shall terminate thirty (30) days after the Executive obtains full-time employment with another employer that offers an annualized base salary that is at least equal to 75% of the Base Salary being paid by the Company.

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          (iv) The Company's obligation to provide the Executive with medical and insurance benefits pursuant to subsection 4(f)(ii) hereof shall terminate in the event the Executive becomes employed and has insurance made available to him in connection with such employment.

     5. Change in Control of the Company. This Agreement will terminate in the event there is a change in control of the Company, and the Change in Control Agreement, dated October 22, 1996 and as it may hereafter be amended, between the Company and the Executive will become effective and any termination benefits will be determined and paid solely pursuant to such Change in Control Agreement.

     6. Mitigation; Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Company pursuant to employee benefit plans of the Company or otherwise.

     7. Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

     8. Assignability. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of their assets, if in any such case said corporation, company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, to the extent that any such transaction does not trigger the operation of Section 5 above. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

  To the Company:   Chairman of the Board
                    Union Bankshares Corporation
                    P. O. Box 446
                    211 North Main Street
                    Bowling Green, Virginia 22427
                    And at the Chairman's home address as shown on the records of the Company.

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  To the Executive: G. William Beale
                    16534 Tinder Drive
                    Woodford, Virginia  22580

     10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Company to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11. Entire Agreement. This Agreement, together with the Change in Control Employment Agreement, dated October 22, 1996 and as it may hereafter be amended, entered into between the parties hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the Change in Control Employment Agreement. For purposes of this Agreement, the term "Company" includes any subsidiaries of the Company

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     13. Nature of Obligations. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

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     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                                  UNION BANKSHARES CORPORATION


                                                  By:  /s/ Ronald L. Hicks
                                                     ---------------------------
                                                        Ronald L. Hicks
                                                        Chairman of the Board


                                                  EXECUTIVE


                                                       /s / G. William Beale
                                                  ------------------------------
                                                        G. William Beale

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